As filed with the Securities and Exchange Commission on July 29, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

WINTRUST FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Illinois (State or other jurisdiction of incorporation or organization)	36-3873352 (I.R.S. Employer Identification No.)

727 North Bank Lane Lake Forest, Illinois (Address of Principal Executive Offices)	60045 (Zip Code)
Wintrust Financial Corporation 2007 Stock Incentive Plan
(Full title of the plan)
David A. Dykstra
Senior Executive Vice President and Chief Operating Officer,
Secretary and Treasurer
727 North Bank Lane
Lake Forest, Illinois 60045
(847) 615-4096
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Lisa J. Reategui
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered (1)	Per Share	Price	Registration Fee (2)
Common Stock, no par value per share	2,860,000 shares	$34.51	$98,698,600	$11,459

(1)	Reflects shares of common stock (the “Shares”), no par value per share, of Wintrust Financial Corporation, an Illinois corporation (the “Registrant”), being registered hereunder that may be issued pursuant to Wintrust Financial Corporation 2007 Stock Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued pursuant to the provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits, recapitalization, reorganization, merger, consolidation or similar changes.

(2)	Estimated solely for the purposes of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low sales price of the Shares as reported on the NASDAQ Global Select Market on July 25, 2011.

REGISTRATION OF ADDITIONAL SECURITIES
INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE
     A Registration Statement on Form S-8 (SEC File No. 333-140141) was filed with the Securities and Exchange Commission (the “Commission”) on January 23, 2007 covering the registration of 500,000 Shares to be offered pursuant to the Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed to register an additional 2,860,000 Shares under the Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3 and 8, which are being updated by this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents, which have been filed with the Commission by the Registrant, are incorporated herein by reference:
     (1) the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 1, 2011;
     (2) the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 9, 2011;
     (3) the Registrant’s current reports on Forms 8-K and 8-K/A, filed with the Commission on February 2, 2011, February 14, 2011, April 15, 2011, May 31, 2011, July 29, 2011 (with respect to advisory votes regarding executive compensation) and July 29, 2011 (with respect to modifications of the Registrant’s articles of incorporation);
     (4) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2010; and
     (5) The description of the Registrant’s common stock, no par value per share, contained in the Registrant’s Registration Statement on Form 8-A filed on January 3, 1997 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of Wintrust Financial Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

4.2	Amended and Restated By-laws of Wintrust Financial Corporation, as amended (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on April 15, 2011).

4.3	Wintrust Financial Corporation 2007 Stock Incentive Plan, as amended (incorporated by reference to Annex A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 28, 2011).

5.1	Opinion of Sidley Austin LLP relating to the validity of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lake Forest, state of Illinois, on July 29, 2011.

WINTRUST FINANCIAL CORPORATION
By:	/s/ David A. Dykstra
	Name:	David A. Dykstra
	Title:	Senior Executive Vice President and Chief Operating Officer, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Peter D. Crist	Chairman of the Board of Directors	July 29, 2011
Peter D. Crist

/s/ Edward J. Wehmer	President, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2011
Edward J. Wehmer

/s/ David L. Stoehr David L. Stoehr	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 29, 2011

/s/ Bruce K. Crowther	Director	July 29, 2011
Bruce K. Crowther

/s/ Joseph F. Damico	Director	July 29, 2011
Joseph F. Damico

/s/ Bert A. Getz, Jr.	Director	July 29, 2011
Bert A. Getz, Jr.

/s/ H. Patrick Hackett, Jr.	Director	July 29, 2011
H. Patrick Hackett, Jr.

/s/ Scott K. Heitmann	Director	July 29, 2011
Scott K. Heitmann

/s/ Charles H. James III	Director	July 29, 2011
Charles H. James III

/s/ Albin F. Moschner	Director	July 29, 2011
Albin F. Moschner

/s/ Thomas J. Neis	Director	July 29, 2011
Thomas J. Neis

/s/ Christopher J. Perry	Director	July 29, 2011
Christopher J. Perry

/s/ Hollis W. Rademacher	Director	July 29, 2011
Hollis W. Rademacher

/s/ Ingrid S. Stafford	Director	July 29, 2011
Ingrid S. Stafford

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of Wintrust Financial Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

4.2	Amended and Restated By-laws of Wintrust Financial Corporation, as amended (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on April 15, 2011).

4.3	Wintrust Financial Corporation 2007 Stock Incentive Plan, as amended (incorporated by reference to Annex A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 28, 2011).

5.1	Opinion of Sidley Austin LLP relating to the validity of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).